WORLD MONITOR TRUST III SERIES G CLASS 1

Unaudited Account Statement

For the Month Ending December 31, 2006

Dear Interest Holder:

Enclosed is the report for the period of December 31, 2006 for World Monitor Trust III Series G Class 1. The net asset value of an interest as of December 31, 2006 was $100.18, an increase of +0.25% from the November 30, 2006 value of $99.93. The calendar year-to-date return for World Monitor Trust III Series G Class 1 was an increase of +3.80% as of December 31, 2006.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	$(30,698.58)
Change in Unrealized Gain/(Loss)	$35,465.28
Gain/(Loss) on Other Investments	$50.45
Brokerage Commission	$(557.66)

Total Trading Income	$4,259.49

Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$172.55
Management Fees	$378.38
Advisory Fees	$1,912.39
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$3,611.30

Total Expenses	$6,074.62

Interest Income	$4,052.50

Net Income(Loss) from the Period	$2,237.37

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$908,108.11	$99.93
Addition	$160,000.00
Withdrawal	$0.00
Net Income/(Loss)	$2,237.37

Month End	$1,070,345.48	$100.18

Monthly Rate of Return	0.25%
Year to Date Rate of Return	3.80%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series G Class 1

WORLD MONITOR TRUST III SERIES H CLASS 1

Unaudited Account Statement

For the Month Ending December 31, 2006

Dear Interest Holder:

Enclosed is the report for the period of December 31, 2006 for World Monitor Trust III Series H Class 1. The net asset value of an interest as of December 31, 2006 was $90.53, an increase of +0.52% from the November 30, 2006 value of $90.07. The calendar year-to-date return for World Monitor Trust III Series H Class 1 was a decrease of -7.31% as of December 31, 2006.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	$(31,028.00)
Change in Unrealized Gain/(Loss)	$40,579.09
Gain/(Loss) on Other Investments	$(133.06)
Brokerage Commission	$(398.60)

Total Trading Income	$9,019.43

Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$189.38
Management Fees	$473.85
Advisory Fees	$2,895.21
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$4,549.15

Total Expenses	$8,107.59

Interest Income	$4,955.72

Net Income(Loss) from the Period	$5,867.56

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$1,137,228.32	$90.07
Addition	$0.00
Withdrawal	$(81,438.32)
Net Income/(Loss)	$5,867.56

Month End	$1,061,657.57	$90.53

Monthly Rate of Return	0.52%
Year to Date Rate of Return	-7.31%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series H Class 1

WORLD MONITOR TRUST III SERIES I CLASS 1

Unaudited Account Statement

For the Month Ending December 31, 2006

Dear Interest Holder:

Enclosed is the report for the period of December 31, 2006 for World Monitor Trust III Series I Class 1. The net asset value of an interest as of December 31, 2006 was $99.40, an increase of +4.51% from the November 30, 2006 value of $95.12. The calendar year-to-date return for World Monitor Trust III Series I Class 1 was an increase of +3.09% as of December 31, 2006.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	$9,204.59
Change in Unrealized Gain/(Loss)	$4,030.62
Gain/(Loss) on Other Investments	$(0.33)
Brokerage Commission	$(283.77)

Total Trading Income	$12,951.11

Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$53.20
Management Fees	$105.14
Advisory Fees	$441.41
Offering Fees	$0.00
Incentive Fees	$1,399.66
Other Expenses	$998.16

Total Expenses	$2,997.57

Interest Income	$1,417.33

Net Income(Loss) from the Period	$11,370.87

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$252,326.94	$95.12
Addition	$100,000.00
Withdrawal	$0.00
Net Income/(Loss)	$11,370.87

Month End	$363,697.81	$99.40

Monthly Rate of Return	4.51%
Year to Date Rate of Return	3.09%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series I Class 1

WORLD MONITOR TRUST III SERIES J CLASS 1

Unaudited Account Statement

For the Month Ending December 31, 2006

Dear Interest Holder:

Enclosed is the report for the period of December 31, 2006 for World Monitor Trust III Series J Class 1. The net asset value of an interest as of December 31, 2006 was $98.20, an increase of +1.75% from the November 30, 2006 value of $96.51. The calendar year-to-date return for World Monitor Trust III Series J Class 1 was an increase of +0.84% as of December 31, 2006.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	$(511,553.64)
Change in Unrealized Gain/(Loss)	$1,959,030.94
Gain/(Loss) on Other Investments	$(1,249.63)
Brokerage Commission	$(45,655.21)

Total Trading Income	$1,400,572.46

Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$12,317.74
Management Fees	$27,180.65
Advisory Fees	$138,207.68
Offering Fees	$0.00
Incentive Fees	$122,270.68
Other Expenses	$217,445.17

Total Expenses	$517,421.92

Interest Income	$260,778.46

Net Income(Loss) from the Period	$1,143,929.00

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$65,233,550.72	$96.51
Addition	$2,438,131.00
Withdrawal	$(2,419,721.93)
Net Income/(Loss)	$1,143,929.00

Month End	$66,395,888.78	$98.20

Monthly Rate of Return	1.75%
Year to Date Rate of Return	0.84%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series J Class 1

WORLD MONITOR TRUST III SERIES G CLASS 2

Unaudited Account Statement

For the Month Ending December 31, 2006

Dear Interest Holder:

Enclosed is the report for the period of December 31, 2006 for World Monitor Trust III Series G Class 2. The net asset value of an interest as of December 31, 2006 was $99.04, an increase of +0.38% from the November 30, 2006 value of $98.66. The calendar year-to-date return for World Monitor Trust III Series G Class 2 was a decrease of -0.96% as of December 31, 2006.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	$(39,387.46)
Change in Unrealized Gain/(Loss)	$45,503.31
Gain/(Loss) on Other Investments	$64.76
Brokerage Commission	$(715.51)

Total Trading Income	$5,465.10

Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$221.39
Management Fees	$485.82
Advisory Fees	$2,453.66
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$2,693.44

Total Expenses	$5,854.31

Interest Income	$4,877.97

Net Income(Loss) from the Period	$4,488.76

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$1,165,959.68	$98.66
Addition	$0.00
Withdrawal	$0.00
Net Income/(Loss)	$4,488.76

Month End	$1,170,448.44	$99.04

Monthly Rate of Return	0.38%
Year to Date Rate of Return	-0.96%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series G Class 2

WORLD MONITOR TRUST III SERIES H CLASS 2

Unaudited Account Statement

For the Month Ending December 31, 2006

Dear Interest Holder:

Enclosed is the report for the period of December 31, 2006 for World Monitor Trust III Series H Class 2. The net asset value of an interest as of December 31, 2006 was $84.14, an increase of +0.64% from the November 30, 2006 value of $83.60. The calendar year-to-date return for World Monitor Trust III Series H Class 2 was a decrease of -15.86% as of December 31, 2006.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	$(12,053.46)
Change in Unrealized Gain/(Loss)	$15,763.67
Gain/(Loss) on Other Investments	$(51.69)
Brokerage Commission	$(155.14)

Total Trading Income	$3,503.38

Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$73.57
Management Fees	$184.36
Advisory Fees	$1,124.70
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$1,032.49

Total Expenses	$2,415.12

Interest Income	$1,759.29

Net Income(Loss) from the Period	$2,847.55

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$442,457.87	$83.60
Addition	$0.00
Withdrawal	$0.00
Net Income/(Loss)	$2,847.55

Month End	$445,305.42	$84.14

Monthly Rate of Return	0.64%
Year to Date Rate of Return	-15.86%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series H Class 2

WORLD MONITOR TRUST III SERIES J CLASS 2

Unaudited Account Statement

For the Month Ending December 31, 2006

Dear Interest Holder:

Enclosed is the report for the period of December 31, 2006 for World Monitor Trust III Series J Class 2. The net asset value of an interest as of December 31, 2006 was $96.71, an increase of +1.93% from the November 30, 2006 value of $94.88. The calendar year-to-date return for World Monitor Trust III Series J Class 2 was a decrease of -3.29% as of December 31, 2006.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	$(27,269.79)
Change in Unrealized Gain/(Loss)	$97,078.61
Gain/(Loss) on Other Investments	$(63.01)
Brokerage Commission	$(2,225.79)

Total Trading Income	$67,520.02

Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$605.12
Management Fees	$1,336.80
Advisory Fees	$6,821.64
Offering Fees	$0.00
Incentive Fees	$5,842.54
Other Expenses	$5,347.18

Total Expenses	$19,953.28

Interest Income	$14,507.88

Net Income(Loss) from the Period	$62,074.62

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$3,208,308.52	$94.88
Addition	$511,600.00
Withdrawal	$0.00
Net Income/(Loss)	$62,074.62

Month End	$3,781,983.14	$96.71

Monthly Rate of Return	1.93%
Year to Date Rate of Return	-3.29%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series J Class 2